UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2025

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2025, in connection with the commencement of an at the market offering program through which MacKenzie Realty Capital, Inc. (the “Company”) may sell up to $20,000,000 of shares of the Company’s common stock, $0.0001 par value per share (the “Common Shares”), from time to time, the Company entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Maxim Group LLC (the “Agent”).

In accordance with the terms of the Distribution Agreement, the Company may offer to sell Common Shares having a maximum aggregate offering price of up to $20,000,000 from time to time through the Agent, acting as the Company’s sales agent. Sales of Common Shares, if any, will be made in negotiated transactions (including block transactions) or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market or sales made to or through a market maker other than on an exchange. The Agent is entitled to compensation of 3.0% of the gross proceeds of the sales price of Common Shares sold by them. Subject to the terms and conditions of the Distribution Agreement, the Agent will use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. The Company may instruct the Agent not to sell the Common Shares if the sales cannot be effected at or above the price designated by the Company from time to time. The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the issuance and sale of all of the Common Shares subject to the Distribution Agreement, (2) termination of the Distribution Agreement by the Company or the Agent with 15 days written notice, or (3) 12 months from the date of the Distribution Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Shares in the Distribution Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act.

The Common Shares sold under the Distribution Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-283478) filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024, including the amendments to the Company’s shelf registration statement on Form S-3/A filed with the SEC on December 23, 2024 and January 10, 2025, which was declared effective by the SEC on January 15, 2025, a base prospectus dated January 15, 2025 and a prospectus supplement filed with the SEC on January 15, 2025. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description of the material terms of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement by and between the Company and the Agent, a copy of which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

An opinion of Venable LLP with respect to the validity of Common Shares that may be offered and sold pursuant to the prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1. An opinion of Husch Blackwell LLP with respect to material federal tax matters is filed herewith as Exhibit 8.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated January 15, 2025, by and between MacKenzie Realty Capital, Inc. and Maxim Group LLC.
5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Husch Blackwell LLP regarding certain tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Husch Blackwell LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: January 15, 2025	By:	/s/ Robert Dixon
Robert Dixon
President